December 5, 2007

Board of Directors

The Quantum Group, Inc.

3420 Fairlane Farms Road, Suite C

Wellington, FL 33414

Re:     Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to The Quantum Group, Inc., a Nevada corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers (i) 1,400,000 Units (the “Units”), with each Unit consisting of three shares of common stock, par value $0.001 per share (the “Common Stock”), two seven-year non-callable Class A warrants (the “Class A Warrants”) and two seven-year non-callable Class B warrants (the “Class B Warrants”) (the “Class A Warrants” and the “Class B Warrants” collectively referred to hereinafter as the “Warrants”) to certain underwriters for whom Paulson Investment Company, Inc., Newbridge Securities Corporation and Neidiger Tucker Bruner, Inc. (the “Representatives”) are acting as representatives (collectively, the “Underwriters”), (ii) up to 210,000 Units (the “Over-Allotment Units”) which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) all shares of Common Stock and all Warrants issued as part of the Units and Over-Allotment Units, (iv) Representative’s warrants to purchase 140,000 Units (the “Representative’s Warrants”), (v) 140,000 Units issuable to the Representatives in connection with the public offering upon the exercise of the Representative’s Warrants (the “Representative’s  Units”), (vi) all shares of Common Stock (i) issuable upon exercise of the Warrants included in the Units and Over-Allotment Units and (ii) issuable upon exercise of the Representative’s Warrants and upon exercise of the Warrants included in the Representative’s Units.

In rendering this opinion, we have examined: (i) the forms of the Articles of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3.1(i) and 3.1(ii), respectively, to the Registration Statement; (ii) resolutions of the Company’s Board of Directors authorizing the issuance of the Units, the Warrants and the preparation and filing of the Registration Statement; (iii) the Registration Statement; (iv) drafts of the Warrant Agreement, the Class A Warrants and the Class B Warrants certificates (the “Warrant Documents”), (v) all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws and (vi) such other statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.  We have also reviewed and considered such legal matters as we have

COZEN O’CONNOR	Page 2
To: Board of Directors
The Quantum Group, Inc.
December 5, 2007

deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.

The (i) Units, (ii) Over-Allotment Units, (iii) Representative’s Warrants, (iv) Representative’s Units, and (iv) Common Stock and Warrants included in: (a) the Units, (b) the Over-Allotment Units and (c) the Representative’s Units, have been duly authorized and, when issued and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

2.

The Common Stock issuable upon exercise of the Warrants and the Representative’s Warrants has been duly authorized and, when issued in accordance with the terms of the Warrants and the Representative’s Warrants, will be validly issued, fully paid and non-assessable; and

3.

The Warrants Documents, when duly executed and delivered by or on behalf of the Company, will be duly authorized and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

Very truly yours,
COZEN O’CONNOR